FORM 8–K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 7, 2003

Electronic Data Systems Corporation

(Exact name of registrant as specified in its charter)

Delaware	01-11779	75-2548221
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Legacy Drive

Plano, Texas 75024-3105

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (972) 604-6000

Item 7. Financial Statements and Exhibits

(c)	The following exhibits are furnished herewith:

99.1	Registrant’s earnings release dated May 7, 2003 (previously filed)
99.2	Earnings presentation of Chief Financial Officer.
99.3	Information posted on registrant’s website related to first quarter earnings presentation.

Item 9. Regulation FD Disclosure

Registrant furnished the earnings release regarding its first quarter 2003 results of operations as Exhibit 99.1 to its Form 8-K dated May 7, 2003. Registrant indicated in the Form 8-K that it intended to file by amendment Chief Financial Officer Bob Swan’s earnings presentation to securities analysts and the related slides posted on the registrant’s website. Such information is furnished herewith as exhibits 99.2 and 99.3, respectively. This information is being furnished under Item 12 of Form 8-K and is being presented under Item 9 in accordance with the Commission’s interim guidance regarding Item 12 filing requirements, as set forth in Release No. 33-8216.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC DATA SYSTEMS CORPORATION

May 7, 2003	By:	/s/ D. Gilbert Friedlander
D. Gilbert Friedlander, Senior Vice
President, General Counsel and Secretary